UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 9, 2011

SXC HEALTH SOLUTIONS CORP.
(Exact name of registrant as specified in charter)

Yukon Territory, Canada	000-52073	75-2578509
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

2441 Warrenville Road, Suite 610
Lisle, Illinois 60532-3246
(Address of principal executive offices)
Registrant's telephone number, including area code: (630) 577-3206

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The second and third sentences contained under Item 8.01 below are hereby incorporated by reference in their entirety into this Item 5.02.

Item 8.01	Other Events.

On March 9, 2011, the Board of Directors (the “Board”) of SXC Health Solutions Corp. (“SXC”) appointed Mark Thierer, President and Chief Executive Officer of SXC, as Chairman of the Board and Steven Cosler, currently chair of the Board's Compensation and Nominating Committees, as Lead Independent Director of the Board. On the same date, Terrence Burke notified the Board of his intent to resign from the Board when he retires later this year. Mr. Burke's resignation was not caused by any disagreement with SXC.

On March 11, 2011, SXC issued a press release announcing the appointments of Messrs. Thierer and Cosler and Mr. Burke's retirement, a copy of which is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description
99.1	Press release of SXC Health Solutions Corp. issued March 10, 2011

SIGNATURE
Pursuant to the requirement of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated: March 11, 2011

SXC HEALTH SOLUTIONS CORP.

By:	/s/ Jeffrey Park
Name: Jeffrey Park Title: Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press release of SXC Health Solutions Corp. issued March 10, 2011